Exhibit 10.16

[Executive – Performance Stock Units – Deferral Feature]

NOTICE OF PERFORMANCE STOCK UNIT GRANT UNDER THE

XTANT MEDICAL HOLDINGS, INC. 2023 equity INCENTIVE PLAN

Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), pursuant to the Xtant Medical Holdings, Inc. 2023 Equity Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual named below (the “Participant”) the number of performance stock units, a form of Restricted Stock Units (as defined in the Plan) and Performance Awards (as defined in the Plan), set forth below (collectively, the “Performance Stock Units”). The Performance Stock Units are subject to all of the terms and conditions set forth in this Notice of Performance Stock Unit Grant (this “Grant Notice”), in the Performance Stock Unit Award Agreement attached hereto (the “Award Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meaning set forth in the Plan. This Performance Stock Unit award grant has been made as of the grant date indicated below, which shall be referred to as the “Grant Date.”

Participant:

Grant Date:

Threshold Potential Payout:	10% of the Target Potential Payout

Target Potential Payout:	xxx,xxx shares of Common Stock, subject to adjustment as provided in the Plan

Maximum Potential Payout:	200% of the Target Potential Payout

Performance Goals:	Stock Price Appreciation Goals, as defined and described in the Award Agreement

Service Vesting Condition:	In addition to achievement of the Stock Price Appreciation Goals, vesting of any Performance Stock Units is conditioned on the Participant’s continued service as an Employee or Consultant through the applicable Service Vesting Date(s) described in Section 3.1 of the Award Agreement, with Initially Earned Performance Stock Units (as defined in the Award Agreement) vesting 1/3-1/3-1/3 across Service Years 1–3 if earned in Service Year 1, 1/2-1/2 across Service Years 2-3 if earned in Service Year 2, and 100% at the end of Service Year 3 if earned in Service Year 3 pursuant to the terms of the Award Agreement

Performance Period:

Settlement Date:	The Initially Earned Performance Stock Units that have satisfied the applicable time-based vesting requirements in Section 3.1(c) of the Award Agreement will be settled and the shares of Common Stock underlying such Initially Earned Performance Stock Units will be issued following the earlier of (i) the Participant’s “Separation from Service” as defined in the Award Agreement; (ii) the Participant’s death; (iii) the Change in Control Date (as defined in Section 7(a) of the Award Agreement) if the Change in Control (as defined in Section 7 of the Award Agreement) results in all shares of Common Stock being cashed out so that the shares of Common Stock to be issued will also be cashed out in the transaction; (iv) if checked below, the three-year anniversary of the applicable Service Vesting Date; and (v) if checked below, the five-year anniversary of the applicable Service Vesting Date.

If the Participant desires to settle the Initially Earned Performance Stock Units that have satisfied the applicable time-based vesting requirements in Section 3.1(c) of the Award Agreement upon the three- or five-year anniversary of the applicable Service Vesting Date, check one of the boxes below:

☐ Three-year anniversary of applicable Service Vesting Date

☐ Five-year anniversary of applicable Service Vesting Date

* * * * *

The Participant must accept this Performance Stock Unit grant by executing this Grant Notice in the space provided below and returning such original execution copy to the Company or otherwise indicating affirmative acceptance of the Performance Stock Unit grant electronically pursuant to procedures established by the Company and/or its third party administrator. The undersigned Participant acknowledges that he or she has received a copy of this Grant Notice, the Award Agreement, the Plan and the Plan Prospectus. As an express condition to the grant of the Performance Stock Units hereunder, the Participant agrees to be bound by the terms of this Grant Notice, the Award Agreement and the Plan. The Participant has read carefully and in its entirety the Award Agreement and specifically the acknowledgements in Section 11.9 thereof. This Grant Notice, the Award Agreement and the Plan set forth the entire agreement and understanding of the Company and the Participant with respect to the grant, vesting and administration of this Performance Stock Unit award and supersede all prior agreements, arrangements, plans and understandings. This Grant Notice (which includes the attached Award Agreement) may be executed in two counterparts each of which will be deemed an original and both of which together will constitute one and the same instrument.

* * * * *

XTANT MEDICAL HOLDINGS, INC.	PARTICIPANT

By:
Title:

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PERFORMANCE STOCK UNIT AWARD AGREEMENT

Pursuant to the Notice of Performance Stock Unit Grant (the “Grant Notice”) to which this Performance Stock Unit Award Agreement (this “Agreement”) is attached and which Grant Notice is included in and part of this Agreement, and subject to the terms of this Agreement and the Xtant Medical Holdings, Inc. 2023 Equity Incentive Plan (as may be amended from time to time, the “Plan”), Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), and the Participant named in the Grant Notice (the “Participant”) agree as follows:

1. Incorporation of Plan; Definitions. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement or in the Grant Notice will have the same meanings as set forth in the Plan. Unless otherwise stated, any reference contained in this Agreement to a Section or subsection refers to the provisions of this Agreement. The provisions of this Agreement will be interpreted as to be consistent with the Plan and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is not authorized by or is inconsistent with the terms of the Plan, the terms of the Plan will prevail. Pursuant to and in accordance with the terms of the Plan, the Committee will have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision will be final, binding and conclusive upon the Participant and his or her legal representatives in respect of any questions arising under the Plan or this Agreement. A copy of the Plan and the Plan Prospectus have been delivered to the Participant together with this Agreement.

2. Grant of Performance Stock Units. The Company hereby grants to the Participant a target number of Performance Stock Units, as set forth in the Grant Notice, subject to adjustment as provided in this Agreement and the Plan, and each of which, once vested and earned pursuant to this Agreement, will be settled in one (1) share of Common Stock, subject to the terms, conditions, restrictions and adjustments set forth herein and in the Plan. The Performance Stock Units will not accrue or be paid any Dividend Equivalents (as defined in the Plan).

3. Performance-Based and Time-Based Vesting; Determination of Amount of Initially Earned Performance Stock Units.

3.1 Performance-Based and Time-Based Vesting.

(a) Performance-Based Vesting. Except as otherwise provided in this Section 3, Section 6, Section 7, the Plan or an Individual Agreement, the actual number of Performance Stock Units that may become eligible to vest under this Agreement will first be determined based on the achievement of the Stock Price Appreciation Goals (as defined in Section 3.2 of this Agreement) during the three-year performance period set forth in the Grant Notice (the “Performance Period”) as further provided in Section 3.2. Any Performance Stock Units that become eligible to vest after satisfaction of the applicable Stock Price Appreciation Goals are referred to herein as the “Initially Earned Performance Stock Units.”

(b) Time-Based Vesting. In addition to achievement of the Stock Price Appreciation Goals, vesting of Initially Earned Performance Stock Units is, except as provided in Section 5, Section 6 or Section 7, the Plan or an Individual Agreement, further conditioned upon the Participant continuously remaining an Employee (as defined in the Plan) or a Consultant (as defined in the Plan) through the end of each Service Year during the Performance Period, as further provided in Section 3.1(c), and subject to the provisions of Section 6.4. For purposes of this Agreement, (i) a “Service Year” means each 12-month period during the Performance Period measured from the Grant Date to the first anniversary thereof (“Service Year 1”), from the first anniversary of the Grant Date to the second anniversary thereof (“Service Year 2”), and from the second anniversary of the Grant Date to the third anniversary thereof (“Service Year 3”), and (ii) the “Service Vesting Dates” are the last day of Service Year 1, the last day of Service Year 2 and the last day of Service Year 3, respectively.

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(c) Time-Based Vesting Schedule. Unless previously vested, forfeited or cancelled in accordance with this Agreement, Initially Earned Performance Stock Units will automatically vest in accordance with the Service Year in which such units first become Initially Earned Performance Stock Units as determined by the Committee pursuant to Section 3.2, as follows:

(i) Initially Earned in Service Year 1: One-third (1/3) will vest on the Service Vesting Date for Service Year 1, one-third (1/3) will vest on the Service Vesting Date for Service Year 2, and one-third (1/3) will vest on the Service Vesting Date for Service Year 3.

(ii) Initially Earned in Service Year 2: One-half (1/2) will vest on the Service Vesting Date for Service Year 2 and one-half (1/2) will vest on the Service Vesting Date for Service Year 3.

(iii) Initially Earned in Service Year 3: 100% will vest on the Service Vesting Date for Service Year 3.

(d) Cancellation of Unvested Initially Earned Performance Stock Units. Unless previously vested in accordance with Section 5, Section 6 or Section 7, any Initially Earned Performance Stock Units for which the applicable Service Vesting Date has not occurred as of the date the Participant is no longer serving as Employee (as defined in the Plan) or a Consultant (as defined in the Plan) will be immediately cancelled and forfeited for no consideration.

3.2 Stock Price Appreciation Goals; Determination of Amount of Initially Earned Performance Stock Units. The number of Performance Stock Units that become Initially Earned Performance Stock Units will be determined by the Committee from time to time during the Performance Period and within a reasonable period of time after completion of the Performance Period in such a manner as described in this Section 3.2 upon achievement of the following Stock Price Appreciation Goals by the Company during the Performance Period (each such goal, a “Stock Price Appreciation Goal” and collectively, the “Stock Price Appreciation Goals”):

Stock Price Appreciation Goals
Stock Price(1)(2)	Premium to Grant Date Stock Price	Initially Earned Performance Stock Units as a Percentage of Potential Payout
0%
10%
20%
30%
40%
100%
120%
140%
160%
180%
200%

(1)	Each of the Stock Price Appreciation Goals in this “Stock Price” column will be achieved once the closing sale price of the Common Stock remains at or above the respective Stock Price for at least twenty (20) consecutive trading days during the Performance Period.
(2)	The stock prices in this “Stock Price” column will be adjusted for any stock dividends, stock splits, spin-offs and other corporate changes having a similar effect on the trading price of the Common Stock.

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The achievement of the Stock Price Appreciation Goals will be determined and certified in writing by the Committee no later than thirty (30) days after such achievement (the date of such certification, the “Certification Date”). As part of this determination, the Committee shall also determine the achieved percentage of the Target Potential Payout (as such term is set forth in the Grant Notice) (the “Target Performance Stock Units”), and corresponding number of Performance Award Units that became Initially Earned Performance Stock Units (if any), with such number based on the Stock Price Appreciation Goal achieved and the corresponding percentage under the “Initially Earned Performance Stock Units as a Percentage of Target Potential Payout” column in the table above, minus any percentage previously vested and determined and certified by the Committee as Initially Earned Performance Stock Units. For example, and for the avoidance of doubt, if the closing sale price of the Common Stock is at or above $x.xx for at least twenty (20) consecutive trading days during the Performance Period, then no later than thirty (30) days thereafter, the Committee will make a determination that 30% of the Target Performance Stock Units will vest and become Initially Earned Performance Stock Units. However, if prior to such Certification Date, the Committee had previously determined that the $x.xx and $x.xx Stock Price Appreciation Goals had been achieved and as a result thereof a total of 20% of the Target Performance Stock Units had already vested and been determined and certified by the Committee as Initially Earned Performance Stock Units, then only an additional 10% of the Target Performance Stock Units will vest and become Initially Earned Performance Stock Units, resulting in a total of 30% of the Target Performance Stock Units having become Initially Earned Performance Stock Units. Initially Earned Performance Stock Units will be considered earned during a Service Year if the Stock Price Appreciation Goal was determined by the Committee to have been achieved during such Service Year despite the Certification Date being after the completion of a Service Year.

No later than thirty (30) days after the end of the Performance Period, the Committee shall make a final determination and written certification as to achievement, if any, of the Stock Price Appreciation Goals during the Performance Period and any Performance Stock Units that failed to become Initially Earned Performance Stock Units during the Performance Period will be cancelled and forfeited immediately for no consideration.

Any and all determinations of the Committee hereunder shall be made by the Committee in its sole discretion and shall be final and binding on all parties.

Notwithstanding any of the foregoing, the number of Initially Earned Performance Stock Units arising from achievement of the Stock Price Appreciation Goals may not result in more than the Maximum Potential Payout (as defined in the Award Agreement) subject to this Agreement becoming Initially Earned Performance Stock Units.

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4. Settlement; Issuance of Common Stock. Subject to Section 10 (including to the extent that shares of Common Stock are withheld to pay tax withholding obligations pursuant to Section 10), shares of Common Stock will be issued in settlement of Initially Earned Performance Stock Units that have satisfied the applicable time-based vesting requirements in Section 3.1(c) following the earlier of the following events: (i) the Participant’s Separation from Service (as hereinafter defined); (ii) the Participant’s death; (iii) the Change in Control Date (as defined below) if the Change in Control results in all shares of Common Stock being cashed out so that the shares of Common Stock to be issued will also be cashed out in the transaction; or (iv) if specified, the settlement date set forth in the Grant Notice (each, a “Payment Trigger” and such date of payment being the “Settlement Date”), subject to the following:

a. For Participants subject to United States federal income tax, shares of Common Stock will be issued within sixty (60) days following the Payment Trigger, and, for purposes of this Agreement, a “Separation from Service” shall occur upon the effective date of the Participant’s termination of employment or service with the Company (other than on account of death) provided such termination constitutes a “separation from service” as defined in Treas. Reg. §1.409A-1(h); and provided further that if the Participant is a “specified employee” of the Company, as defined in Treas. Reg. §1.409A-1(i), at the Participant’s Separation from Service, and settlement is on account of the Participant’s Separation from Service, the settlement shall be delayed until the earlier of the first day of the seventh month following the Participant’s Separation from Service and the Participant’s death. Payment of amounts under this Agreement (by issuance of shares of Common Stock or otherwise) is intended to comply with the requirements of Section 409A of the Code and this Agreement shall in all respects be administered and construed to give effect to such intent. The Committee in its sole discretion may accelerate or delay the settlement of any payment under this Agreement if and only to the extent allowed under Section 409A of the Code.

b. For Participants resident in countries other than the United States for income tax purposes and not subject to paragraph (a), above, shares of Common Stock or, in the sole discretion of the Company, cash, less any applicable tax withholdings required by law and pursuant to Section 6 of this Agreement, shall be made to the Participant no later than December 31 of the year following the calendar year that includes the Payment Trigger; and for the purposes of this Agreement, a “Separation from Service” shall mean the date the Participant retires or otherwise has a loss of employment with the Company.

No shares of Common Stock will be issued with respect to Initially Earned Performance Stock Units prior to the applicable Service Vesting Date(s), except as expressly provided in Section 5, Section 6 or Section 7. No fractional shares will be issued and each partial share of Common Stock, if any, will be rounded down to the next whole share of Common Stock. The Company will issue and deliver the shares of Common Stock issued in settlement of Initially Earned Performance Stock Units to the Participant (either by delivering one or more certificates for such shares or by entering such shares in book entry form in the name of the Participant or depositing such shares for the Participant’s benefit with any broker with which the Participant has an account relationship or the Company has engaged to provide such services under the Plan, as determined by the Company in its sole discretion).

5. Committee Discretion. The Committee may decide, in its absolute discretion, to accelerate the vesting on the balance, or some lesser portion of the balance, of the Performance Stock Units at any time. If so accelerated, the Performance Stock Units will be considered to have vested as of the date specified by the Committee. If Participant is a U.S. taxpayer, the payment of shares of Common Stock vesting pursuant to this Section 5.2 shall in all cases be paid at a time or in a manner that ensures the Performance Stock Units are exempt from, or comply with, Section 409A of the Code. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence.

6. Effect of Termination of Employment or Service.

6.1 Effect of Termination of Employment by the Company without Cause. Except as otherwise provided in an Individual Agreement, as of the date of termination of the Participant’s employment by or other service to the Company (including its Subsidiaries or Affiliates) as a result of a termination by the Company (including its Subsidiaries or Affiliates) without Cause and other than due to the Participant’s death or Disability, then (a) any Initially Earned Performance Stock Units for which the applicable Service Vesting Date has occurred on or prior to the date of termination, but which remain unsettled, will be settled accordance with Section 4, and (b) all other Initially Earned Performance Stock Units then outstanding will, as of immediately prior to such termination of employment or other service, no longer be subject to the time-based vesting requirements set forth in Section 3.1(b) and Section 3.1(c), and will become immediately vested with respect to that number of underlying shares of Common Stock subject to such Initially Earned Performance Stock Units and the settlement of such shares of Common Stock shall occur as provided in Section 4 of this Agreement. All remaining unvested Performance Stock Units will immediately be cancelled and forfeited for no consideration and the Participant shall forfeit his or her rights to receive all of the remaining shares of Common Stock subject to the Performance Stock Units that have not vested as provided in this Section 6.1 or otherwise under this Agreement.

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6.2 Effect of Termination of Employment or Other Service Due to Death or Disability. If the Participant dies or his or her employment by or other service to the Company (including its Subsidiaries or Affiliates) is terminated by reason of his or her Disability while he or she is employed or providing other service to the Company (including its Subsidiaries or Affiliates) within one (1) year of the Grant Date, the Participant shall forfeit his or her rights to receive the shares of Common Stock subject to the Performance Stock Units that have not vested pursuant to Section 3, 5, 6.1 or 7 of this Agreement as of the date the Participant’s employment by or other service to the Company (including its Subsidiaries or Affiliates) terminates. If the Participant dies or his or her employment by or other service to the Company (including its Subsidiaries or Affiliates) is terminated by reason of his or her Disability while he or she is employed by or providing other service to the Company (including its Subsidiaries or Affiliates), in each case one (1) year or more after the Grant Date, then (a) any Initially Earned Performance Stock Units for which the applicable Service Vesting Date has occurred on or prior to the date of termination, but which remain unsettled, will be settled accordance with Section 4, (b) all other Initially Earned Performance Stock Units then outstanding will, as of immediately prior to such termination of employment or other service, no longer be subject to the time-based vesting requirements set forth in Section 3.1(b) and Section 3.1(c), and will become immediately vested with respect to that number of underlying shares of Common Stock subject to such Initially Earned Performance Stock Units and the settlement of such shares of Common Stock shall occur as provided in Section 4 of this Agreement, and (c) the Performance Stock Units will, as of immediately prior to such termination of employment or other service, become immediately vested with respect to the number of underlying shares of Common Stock that represent the Target Potential Payout, as set forth on the Grant Notice, prorated for the number of full months of the Participant’s employment or other service during the Performance Period, minus any shares of Common Stock to be issued pursuant to clauses (b) and (c) of this Section 6.2, and such vested Performance Stock Units shall be settled in shares of Common Stock as provided in Section 4 of this Agreement. All remaining unvested Performance Stock Units will immediately be cancelled and forfeited for no consideration and the Participant shall forfeit his or her rights to receive all of the remaining shares of Common Stock subject to the Performance Stock Units that have not vested as provided in this Section 6.2 or otherwise under this Agreement.

6.3 Other Terminations. Except as otherwise provided in an Individual Agreement, as of the date of termination of the Participant’s employment by or other service to the Company (including of its Subsidiaries or Affiliates) for any reason other than death or Disability of the Participant or in the event of a termination of the Participant’s employment by or other service to the Company (including of its Subsidiaries or Affiliates) without Cause, then (a) all unvested Performance Stock Units (including any Initially Earned Performance Stock Units for which the applicable Service Vesting Date has not occurred) will immediately be cancelled and forfeited for no consideration and the Participant shall forfeit his or her rights to receive all of the remaining shares of Common Stock subject to the Performance Stock Units, and (b) any Initially Earned Performance Stock Units for which the applicable Service Vesting Date has occurred on or prior to the date of termination, but which remain unsettled, will be settled in accordance with Section 4.

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6.4 Effect of Change in Employee/Consultant Status. The change in the Participant’s status from that of an Employee to that of a Consultant will, for purposes of this Agreement, be deemed to result in a termination of such Participant’s employment by or other service to the Company (including its Subsidiaries or Affiliates), unless the Committee otherwise determines in its sole discretion. The change in the Participant’s status from that of a Consultant to that of an Employee will not, for purposes of this Agreement, be deemed to result in a termination of such Participant’s service as a Consultant, and such Participant will thereafter be deemed to be an Employee for purposes of this Agreement. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of this Agreement, be deemed to have terminated on the date recorded on the personnel or other records of the Company or one of its Subsidiaries or Affiliates for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records. Notwithstanding the foregoing, if payment of the Performance Stock Units is subject to Section 409A of the Code and payment is triggered by a termination of the Participant’s employment or other service, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code will be treated as a termination of employment or termination of other service, as the case may be.

6.5 Effect of Actions Constituting Cause or Adverse Action; Forfeiture or Clawback. The Performance Stock Units are subject to the forfeiture provisions set forth in Section 13.5 of the Plan, including those applicable if the Participant is determined by the Committee to have taken any action that would constitute Cause or an Adverse Action and any forfeiture or clawback requirement under Applicable Law or any policy adopted from time to time by the Company. These provisions may allow the Committee in its sole discretion and under certain circumstances to rescind the vesting or issuance of, or payment in respect of, the Performance Stock Units of the Participant that were vested or issued, or as to which a payment was made, and require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded vesting, issuance or payment.

7. Effect of Change in Control. Except as otherwise provided in an Individual Agreement between the Company and the Participant, if a Change in Control (as defined in an Individual Agreement between the Participant and the Company or if there is no such Individual Agreement or if it does not define Change in Control, then as defined in the Plan) occurs while the Participant is employed by or providing services to the Company (including its Subsidiaries or Affiliates) and before the last day of the Performance Period, the following rules will apply:

(a) A number of Performance Stock Units will become Initially Earned Performance Stock Units as of the date of the Change in Control (the “Change in Control Date”) by treating the Change in Control Date as the last date of the Performance Period, and determining the attainment of the Stock Price Appreciation Goals with respect to the Performance Period based on the standard terms set forth above, provided that the Stock Price for purposes of this calculation will be equal to the Transaction Value Per Share, as defined below, and there will be no requirement that the Stock Price be maintained for at least twenty (20) consecutive trading days.

(b) 100% of the Initially Earned Performance Stock Units outstanding on the Change in Control Date will vest on the Change in Control Date without regard to the time-based vesting provisions set forth in Section 3.1(b) and Section 3.1(c), and such Initially Earned Performance Stock Units shall be settled in shares of Common Stock as provided in Section 4 of this Agreement as if the end of the Performance Period was amended to be the Change in Control Date.

(c) Any Performance Stock Units that fail to become Initially Earned Performance Stock Units in connection with a Change in Control will terminate and be forfeited as of the Change in Control Date for no consideration.

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(d) For purposes of this Agreement, “Transaction Value Per Share” means the sum of the value of all consideration that is distributable with respect to one share of Common Stock (factoring in the aggregate exercise price of outstanding stock options and warrants where such exercise price is not included in the value of consideration distributable to holders of capital stock in such Change in Control), assuming that all “milestone” or other “contingent consideration” that is eligible to be received by the holders of the Company’s capital stock is deemed earned and paid out at the maximum level of achievement as of the date of such Change in Control, as such value is determined by the Board in good faith at the time of the Change in Control.

8. Section 409A. If any shares of Common Stock shall be issuable with respect to the Performance Stock Units as a result of the Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no shares shall be issued, except as permitted under Section 409A of the Code, prior to the earlier of (i) the date immediately after the end of the six-month period following the Participant’s “separation from service”, or (ii) the Participant’s death. Payment of amounts under this Agreement (by issuance of shares of Common Stock or otherwise) is intended to comply with the requirements of Section 409A of the Code, and this Agreement shall in all respects be administered and construed to give effect to such intent. The Committee in its sole discretion may accelerate or delay the distribution of any payment under this Agreement to the extent allowed under Section 409A of the Code.

9. Rights of Participant.

9.1 Employment or Other Service. Nothing in this Agreement will interfere with or limit in any way the right of the Company (including its Subsidiaries or Affiliates) to terminate the employment or service of the Participant at any time, nor confer upon the Participant any right to continue employment or service with the Company (including its Subsidiaries or Affiliates).

9.2 Rights as a Stockholder. The Participant will have no rights as, or privileges of, a stockholder of the Company, with respect to shares of Common Stock covered by the Performance Stock Units unless and until the Participant becomes the holder of record of such shares of Common Stock issued in settlement of the Performance Stock Units (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). The Performance Stock Units will not accrue or be paid any Dividend Equivalents.

9.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Participant in the Performance Stock Units prior to the vesting, issuance or settlement of the Performance Stock Units will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. Any attempt to transfer, assign or encumber the Performance Stock Units other than in accordance with this Agreement and the Plan will be null and void and the Performance Stock Units for which the restrictions have not lapsed will be forfeited and immediately returned to the Company.

10. Withholding Taxes. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company (including its Subsidiaries or Affiliates), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to the Performance Stock Units, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to the Performance Stock Units. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require the Participant to satisfy, in whole or in part, any withholding or employment related tax obligation in connection with the settlement of the Performance Stock Units by withholding shares of Common Stock issuable upon settlement of the Performance Stock Units. When withholding shares of Common Stock for taxes is effected under this Agreement and the Plan, it will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company.

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Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or delivery of the Performance Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Performance Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

11. Termination. This Agreement will automatically terminate and be of no further force or effect on the first date that the Participant is, subject to and in accordance with Section 6.4, no longer an Employee (as defined in the Plan) or a Consultant (as defined in the Plan); provided that (a) all shares of Common Stock that were subject to Performance Stock Units and were issued and settled before such date shall remain outstanding and (b) any Initially Earned Performance Stock Units for which the applicable Service Vesting Date has occurred on or prior to the date of termination but which remain unsettled will be settled accordance with Section 4.

12. Miscellaneous.

12.1 Governing Law. The validity, construction, interpretation, administration and effect of this Agreement and any rules, regulations and actions relating to this Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

12.2 Interpretation. Any dispute regarding the interpretation of this Agreement will be submitted by the Participant or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on all parties.

12.3 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

12.4 Notices. All notices, requests or other communications provided for in this Agreement must be made, if to the Company, to Xtant Medical Holdings, Inc., Attn: Chief Financial Officer, 664 Cruiser Lane, Belgrade, MT 59714, and if to the Participant, to the last known mailing address of the Participant contained in the records of the Company. All notices, requests or other communications provided for in this Agreement must be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication will be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it will be deemed to be received on the next succeeding business day of the Company.

12.5 Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Performance Stock Units by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line system established and maintained by the Company or a third party vendor designated by the Company.

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12.6 Other Laws. The Company will have the right to refuse to issue to the Participant or transfer any shares of Common Stock subject to the Performance Stock Units if the Company acting in its absolute discretion determines that the issuance or transfer of such shares might violate any Applicable Law.

12.7 Investment Representation. The Participant hereby represents and covenants that (a) any share of Common Stock acquired upon the settlement of the Performance Stock Units will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares will be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Participant will submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of issuance of any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Participant of any shares of Common Stock subject to the Performance Stock Units, the Participant will comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, will execute any documents which the Company will in its sole discretion deem necessary or advisable.

12.8 Non-Negotiable Terms. The terms of this Agreement and the Performance Stock Units are not negotiable, but the Participant may refuse to accept the Performance Stock Units by notifying the Company’s Chief Financial Officer in writing within thirty (30) day after the Grant Date set forth in the Grant Notice.

12.9 Acknowledgement by the Participant. In accepting the Performance Stock Units, the Participant hereby acknowledges that:

(a) The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan.

(b) The grant of the Performance Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Performance Stock Units, or benefits in lieu of Performance Stock Units, even if Performance Stock Units have been granted repeatedly in the past.

(c) All decisions with respect to future Performance Stock Unit award grants, if any, will be at the sole discretion of the Company.

(d) The Participant is voluntarily participating in the Plan.

(e) The award of Performance Stock Units is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, and which is outside the scope of the Participant’s employment contract, if any.

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(f) The grant of Performance Stock Units is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary.

(g) The Performance Stock Units or this Agreement will not be interpreted to form an employment contract with the Company or any Subsidiary.

(h) The future value of the shares of Common Stock subject to the Performance Stock Units is unknown and cannot be predicted with certainty and if the Performance Stock Units vest and the shares of Common Stock become issuable in accordance with the terms of this Agreement, the value of those shares of Common Stock may increase or decrease.

(i) In consideration of the grant of the Performance Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Performance Stock Units or diminution in value of the Performance Stock Units or shares of Common Stock acquired upon settlement of the Performance Stock Units resulting from termination of employment or other service by the Company (including its Subsidiaries or Affiliates) (for any reason whatsoever and whether or not in breach of applicable labor laws) and the Participant hereby irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Performance Stock Units, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

(j) Except as otherwise provided in an Individual Agreement, in the event of termination of the Participant’s employment by or other service to the Company (including its Subsidiaries and Affiliates) (whether or not in breach of local labor laws), the Participant’s right to receive the Performance Stock Units and vest in the Performance Stock Units under the Plan, if any, will terminate effective as of the date of termination of his or her active employment or other service as determined in the sole discretion of the Committee and will not be extended by any notice of termination of employment or severance period provided to the Participant by contract or practice of the Company or any Subsidiary or mandated under local law and the Committee will have the sole discretion to determine the date of termination of the Participant’s active employment or service for purposes of the Performance Stock Units.

(k) Neither the Company nor any Subsidiary is providing any tax, legal or financial advice, nor is the Company or any Subsidiary making any recommendations regarding the Participant’s participation in the Plan, acceptance of the Performance Stock Units, acquisition of shares of Common Stock upon settlement of the Performance Stock Units or any sale of such shares.

(l) The Participant has been advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

* * * * *

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